                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                     13-2740599
              ------------                                  ------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)

       4 World Financial Center
           New York, New York                                  10080
----------------------------------------                      --------
(Address of principal executive offices)                     (Zip Code)



If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|



Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                                           Name of each exchange on which
  to be so registered                                           each class is to be registered
  -------------------                                           ------------------------------
8% Callable STock Return Income DEbt Securities/SM/               The American Stock Exchange
due January   , 2004, payable at maturity with
Xilinx, Inc. common stock

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


"STock Return Income DEbt Securities" and "STRIDES" are service marks of Merrill Lynch & Co., Inc.

Item 1.  Description of Registrant's Notes to be Registered.
         --------------------------------------------------

         The description of the general terms and provisions of the 8% Callable STock Return Income DEbt Securities/SM/ due January , 2004, payable at maturity with Xilinx, Inc. common stock, to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated January 22, 2002, and the Prospectus dated January 24, 2001, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-52822 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.
         --------

         99 (A) Preliminary Prospectus Supplement dated January 22, 2002, and Prospectus dated January 24, 2001, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

         99 (B)   Form of Note.

         99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

         Other securities issued by Merrill Lynch & Co., Inc. are listed on The American Stock Exchange.



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            MERRILL LYNCH & CO., INC.




                                            By: /s/ Andrea L. Dulberg
                                                ------------------------------
                                                    Andrea L. Dulberg
                                                        Secretary

Date: January 23, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549









                            MERRILL LYNCH & CO., INC.







                                    EXHIBITS
                                       TO
                         FORM 8-A DATED JANUARY 23, 2002

                                INDEX TO EXHIBITS

Exhibit No.
----------

99 (A) Preliminary Prospectus Supplement dated January 22, 2002, and Prospectus dated January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)    Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.